                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported) JANUARY 15, 1999
                                                 -------------------------------


                                CROWN GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     TEXAS                             0-14939                 63-0851141
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
    of incorporation)                                       Identification No.)


         4040 NORTH MACARTHUR BOULEVARD, SUITE 100, IRVING, TEXAS 75038
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code       (972) 717-3423
                                                  ------------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)       Financial statements of businesses acquired.

                The following financial statements of America's Car-Mart, Inc. are hereby filed with this report:

                   Report of Independent Auditors
                   Balance Sheets as of May 31, 1998, 1997 and 1996 Statements of Operations for the years ended May 31, 1998,
                     1997 and 1996
                   Statements of Stockholders' Equity for the years ended
                     May 31, 1998, 1997 and 1996
                   Statements of Cash Flows for the years ended May 31, 1998,
                     1997 and 1996
                   Notes to Financial Statements

      (b)       Pro-Forma financial information.

                The following pro-forma financial statements of Crown Group, Inc. are hereby filed with this Report:

                   Introduction to Pro-Forma Financial Information
                   Pro-Forma Consolidated Statement of Operations (unaudited)
                     for the year ended April 30, 1998
                   Pro-Forma Consolidated Statement of Operations (unaudited)
                     for the nine months ended January 31, 1999
                   Notes to Pro-Forma Consolidated Financial Statements

      (c)       Exhibits:

                   24.1 - Consent of Independent Auditors

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Crown Group, Inc.



                                             By: \s\ Mark D. Slusser
                                                -------------------------------
                                                 Mark D. Slusser
                                                 Chief Financial Officer

Dated: March 31, 1999
       ---------------

                            America's Car-Mart, Inc.

                              Financial Statements


                     Years ended May 31, 1998, 1997 and 1996




                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................3
Statements of Stockholders' Equity.............................................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

                         [ERNST & YOUNG LLP LETTERHEAD]



                         Report of Independent Auditors

The Board of Directors and Stockholders
Crown Group, Inc.

We have audited the accompanying balance sheets of America's Car-Mart, Inc. as of May 31, 1998, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Car-Mart, Inc. at May 31, 1998, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, these financial statements represent the results of America's Car-Mart, Inc. which was previously audited as a subsidiary of Fleeman Holding Company.

As discussed in Note 2 to the financial statements, in 1999 the Company changed its method of accounting for finance losses. The prior year financial statements have been retroactively restated to reflect this change in accounting principle.


                                           ERNST & YOUNG LLP


March 24, 1999

                            America's Car-Mart, Inc.

                                 Balance Sheets


                                                                     MAY 31
                                                      1998            1997            1996
                                                  ------------    ------------    ------------
                                                       (All Years Restated--See Note 2)
ASSETS
   Cash                                           $  1,105,192    $    658,506    $    395,769
   Finance receivables                              44,422,520      39,312,183      32,336,352
   Allowance for finance receivables                (8,218,166)     (7,272,754)     (5,982,225)
   Inventory                                           953,032       1,026,663       1,339,860
   Other                                               133,849          85,015          16,483
   Property and equipment, net                         532,491         548,900         625,788
   Receivable from affiliate                           139,560            --            44,245
                                                  ------------    ------------    ------------
     Total assets                                 $ 39,068,478    $ 34,358,513    $ 28,776,272
                                                  ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable                               $    655,914    $    780,790    $    394,827
   Accrued liabilities                                  12,000          68,472         666,476
   Commissions payable                               1,706,426       1,889,563       1,645,389
   Income taxes payable                                654,787       3,306,592       1,801,129
   Payable to affiliate                              2,525,263       4,316,969       3,365,172
   Net deferred tax liabilities (assets)               291,577      (2,903,366)     (2,265,246)
                                                  ------------    ------------    ------------
     Total liabilities                               5,845,967       7,459,020       5,607,747

   Common stock                                          1,300           1,300           1,300
   Retained earnings                                33,221,211      26,898,193      23,167,225
                                                  ------------    ------------    ------------
     Total stockholders' equity                     33,222,511      26,899,493      23,168,525
                                                  ------------    ------------    ------------
     Total liabilities and stockholders' equity   $ 39,068,478    $ 34,358,513    $ 28,776,272
                                                  ============    ============    ============

See accompanying notes.

                            America's Car-Mart, Inc.

                            Statements of Operations


                                                     YEARS ENDED MAY 31
                                             1998          1997          1996
                                         -----------   -----------   -----------
                                             (All Years Restated--See Note 2)
REVENUES
   Vehicle sales                         $60,967,901   $54,031,453   $40,942,179
   Interest income                         4,723,393     4,059,222     2,615,768
                                         -----------   -----------   -----------
     Total revenue                        65,691,294    58,090,675    43,557,947

COSTS AND EXPENSES
   Cost of sales                          33,434,780    30,697,906    23,172,936
   Selling, general and administrative     9,998,995     9,833,595     6,429,524
   Provision for credit losses            11,914,636    10,908,532     8,217,509
   Interest expense                           10,529        59,019          --
   Depreciation                              111,313        89,388        70,313
                                         -----------   -----------   -----------
     Total costs and expenses             55,470,253    51,588,440    37,890,282
                                         -----------   -----------   -----------

Income before income taxes                10,221,041     6,502,235     5,667,665
Provision for income taxes                 3,898,023     2,771,267     1,934,655
                                         -----------   -----------   -----------
     Net income                          $ 6,323,018   $ 3,730,968   $ 3,733,010
                                         ===========   ===========   ===========


See accompanying notes.

                            America's Car-Mart, Inc.

                       Statements of Stockholders' Equity


                                                      COMMON         RETAINED
                                                       STOCK         EARNINGS         TOTAL
                                                    ------------   ------------    ------------
                                                         (All Years Restated--See Note 2)
Balance at June 1, 1995, as previously reported     $      1,300   $ 22,447,340    $ 22,448,640
     Retroactive change in accounting
       method (Note 2)                                      --       (3,013,125)     (3,013,125)
                                                    ------------   ------------    ------------
Balance at June 1, 1995 restated                           1,300     19,434,215      19,435,515
   Net income                                               --        3,733,010       3,733,010
                                                    ------------   ------------    ------------
Balance at May 31, 1996                                    1,300     23,167,225      23,168,525
   Net income                                               --        3,730,968       3,730,968
                                                    ------------   ------------    ------------
Balance at May 31, 1997                                    1,300     26,898,193      26,899,493
   Net income                                               --        6,323,018       6,323,018
                                                    ------------   ------------    ------------
Balance at May 31, 1998                             $      1,300   $ 33,221,211    $ 33,222,511
                                                    ============   ============    ============

See accompanying notes.

                            America's Car-Mart, Inc.
                            Statements of Cash Flows

                                                                     YEARS ENDED MAY 31
                                                           1998            1997            1996
                                                       ------------    ------------    ------------
                                                            (All Years Restated--See Note 2)
OPERATING ACTIVITIES
   Net income                                          $  6,323,018    $  3,730,968    $  3,733,010
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
       Depreciation expense                                 111,313          89,388          70,313
       Deferred income taxes                              3,194,943        (638,120)       (124,014)
       Provision for credit losses                       11,914,636      10,908,532       8,217,509
     Changes in operating assets and liabilities:
       (Increase) in finance receivables                (16,079,561)    (16,593,834)     (9,225,016)
       Decrease (increase) in inventory                      73,631         313,197        (196,395)
       Decrease (increase) in other assets                  (48,834)        (68,532)         46,272
       Increase (decrease) in accounts payable             (124,876)        385,963         123,972
       Increase (decrease) in income taxes payable       (2,651,805)      1,505,463      (2,975,976)
       Increase (decrease) in commissions payable          (183,137)        244,174         487,848
       Increase (decrease) in accrued expenses              (56,472)       (598,004)        665,372
                                                       ------------    ------------    ------------
Net cash provided by (used in) operating activities       2,472,856        (720,805)        822,895

INVESTING ACTIVITIES
   Purchases of property and equipment                      (94,904)        (12,500)       (226,237)
                                                       ------------    ------------    ------------
Net cash used in investing activities                       (94,904)        (12,500)       (226,237)

FINANCING ACTIVITIES
   Increase (decrease) in payable to affiliate           (1,791,706)        951,797        (888,443)
   Decrease (increase) in receivable from affiliate        (139,560)         44,245         (44,245)
                                                       ------------    ------------    ------------
Net cash provided by (used in) financing activities      (1,931,266)        996,042        (932,688)
                                                       ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents
                                                            446,686         262,737        (336,030)
Cash and cash equivalents at beginning of year              658,506         395,769         731,799
                                                       ------------    ------------    ------------
Cash and cash equivalents at end of year               $  1,105,192    $    658,506    $    395,769
                                                       ============    ============    ============

See accompanying notes.

                            America's Car-Mart, Inc.

                          Notes to Financial Statements

                                  May 31, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

America's Car-Mart, Inc. (the "Company") operates retail used car lots under the names of Car-Mart and Discount Auto in the states of Arkansas, Missouri, Oklahoma, and Texas.

CHANGE IN ENTITY

America's Car-Mart, Inc. was previously audited as a wholly owned consolidated subsidiary of Fleeman Holding Company. On January 15, 1999, Fleeman Holding Company was sold to Crown Group, Inc. (Note 8). These financial statements represent only the results of America's Car Mart, Inc.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORY

Inventory, which primarily consists of used cars, is stated at the lower of cost or market. Cost is determined using the specific identification method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method. Estimated useful lives are as follows:

                                                                YEARS
                                                           ----------------
Furniture, fixtures and equipment                              4 - 8
Autos                                                          3 - 5
Leasehold improvements                                         5 - 39
Buildings and improvements                                    15 - 39

                            America's Car-Mart, Inc.

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCE RECEIVABLES

Finance receivables, principally from used car sales to a wide variety of customers in Arkansas, Missouri, Oklahoma and Texas consist of installment receivables financed by the Company over a period ranging from 12 to 24 months. Minimum down payments ranging between 10% to 17% of the purchase price are generally required. Finance receivables are stated at the amount of remaining payments due less unearned interest. The unearned interest on finance receivables is recognized as income over the life of the loan using the interest method. The face amount of the finance receivable contracts as of May 31, 1998, 1997 and 1996 were $47,854,347, $42,237,662 and $34,958,218, respectively.
Interest rates range from approximately 10% to 18%. The Company holds a lien on the title on all used car sales until the related receivable is fully collected. Repossessions on previous sales are recorded as a reduction of the allowance for finance receivables based on the remaining balance outstanding less the estimated wholesale value of the repossessed vehicle. The Company believes that an adequate provision for the possibility of certain receivables proving uncollectible either through non-payment, repossession or other method has been provided and carefully monitors and adjusts the allowance as necessary, based upon a historical analysis of uncollectible accounts.

INCOME TAXES

Income taxes are accounted for under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

ADVERTISING EXPENSES

Advertising expenses are charged to operations in the period incurred. Advertising expenses for the years ended May 31, 1998, 1997 and 1996 were approximately $400,000, $310,000 and $239,000, respectively.

                            America's Car-Mart, Inc.

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS

At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. The Company made no adjustments to the carrying values of the assets during the years ended May 31, 1998, 1997 and 1996.

OTHER

Certain reclassifications have been made in prior year's financial statements to conform to the current year's presentation.

2. CHANGE IN METHOD OF ACCOUNTING FOR FINANCE LOSSES

In 1999, the Company retroactively changed their method of accounting for finance losses in conjunction with their sale to Crown Group, Inc.. The new method of accounting for finance losses, which approximates actual finance losses incurred, was adopted to recognize a year end allowance for finance losses of 18.5% of the related finance receivables. The effect of the accounting change on net income as previously reported for 1998 and prior years is as follows:

                                                                            1998            1997            1996
                                                                         ------------    ------------    ------------
Net income as previously reported                                        $  6,846,856    $  4,319,678    $  3,906,663
Adjustment for effect of a change in accounting method that
   is applied retroactively                                                  (523,838)       (588,710)       (173,653)
                                                                         ------------    ------------    ------------
Net income as adjusted                                                   $  6,323,018    $  3,730,968    $  3,733,010
                                                                         ============    ============    ============

The cumulative effect of the accounting change to stockholders' equity as previously reported at May 31 is as follows:

                                                     1998            1997            1996            1995
                                                  ------------    ------------    ------------    ------------
Stockholders' equity, as previously reported      $ 37,521,837    $ 30,674,981    $ 26,355,303    $ 22,448,640
Cumulative effect of retroactive change in
   accounting method                                (4,299,326)     (3,775,488)     (3,186,778)     (3,013,125)
                                                  ------------    ------------    ------------    ------------
Stockholders' equity, as restated                 $ 33,222,511    $ 26,899,493    $ 23,168,525    $ 19,435,515
                                                  ============    ============    ============    ============

                            America's Car-Mart, Inc.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of May 31:

                                       1998           1997           1996
                                   -----------    -----------    -----------
Buildings and improvements         $   212,755    $   206,087    $   200,311
Furniture, fixtures, & equipment       534,548        547,532        574,399
Leasehold improvements                 761,101        718,290        682,976
Autos                                   66,967         34,500         23,367
                                   -----------    -----------    -----------
                                     1,575,371      1,506,409      1,481,053
Accumulated depreciation            (1,042,880)      (957,509)      (855,265)
                                   ===========    ===========    ===========
  Net property and equipment       $   532,491    $   548,900    $   625,788
                                   ===========    ===========    ===========

4. RELATED PARTY TRANSACTIONS

As of May 31, 1998, 1997 and 1996 the Company had the following amounts payable to or receivable from Dynamic Enterprises, Inc., another wholly owned subsidiary of Fleeman Holding Company.

                                     1998               1997               1996
                               ---------------    ---------------    ---------------
Dynamic Enterprises, Inc.
   Receivable from affiliate   $       139,560    $          --      $        44,245
   Payable to affiliate             (2,525,263)        (4,316,969)        (3,365,172)

Dynamic Enterprises, Inc. constructs various Car-Mart facilities that historically have been sold to Fleeman Holding Company shareholders at cost upon completion. These facilities are then leased to the Company under noncancelable operating leases. The rent paid to the former Fleeman Holding Company shareholders during fiscal years ended May 31, 1998, 1997 and 1996 totaled $741,000, $577,900 and $301,200, respectively.

Future minimum annual rentals under all related party, noncancelable leases for the five fiscal years subsequent to May 31, 1998, will be approximately $1,000,000 for each year.

                            America's Car-Mart, Inc.

5. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                         MAY 31
                                                          1998           1997           1996
                                                       -----------    -----------    -----------
Deferred tax liabilities:
   Tax over book depreciation                          $    72,367    $    65,340    $    55,679
   Bad debt reserve                                      2,910,305           --             --
   Other                                                    12,494           --             --
                                                       -----------    -----------    -----------
Total deferred tax liabilities                           2,995,166         65,340         55,679

Deferred tax assets:
   Bad debt reserve                                           --          453,084        322,501
   Other                                                    49,503        201,629         45,237
                                                       -----------    -----------    -----------
Total deferred tax assets                                   49,503        654,713        367,738
                                                       -----------    -----------    -----------
Net deferred tax liabilities (assets) before change
   in accounting method                                  2,945,663       (589,373)      (312,059)
Effect from change in accounting method-cumulative      (2,313,993)    (1,953,187)    (1,860,848)
Effect from change in accounting method-current year      (340,093)      (360,806)       (92,339)
                                                       ===========    ===========    ===========
Net deferred tax liabilities (assets)                  $   291,577    $(2,903,366)   $(2,265,246)
                                                       ===========    ===========    ===========

Significant components of the provision for income taxes were as follows:

                                           FOR THE PERIOD ENDED MAY 31
                                        1998           1997            1996
                                     -----------    -----------     -----------
Current:
   Federal                           $   624,307    $ 3,027,400     $ 1,828,016
   State                                  78,773        381,987         230,653
                                     -----------    -----------     -----------
Total current                            703,080      3,409,387       2,058,669

Deferred:
   Federal                             2,652,579       (529,795)       (102,961)
   State                                 542,364       (108,325)        (21,053)
                                     -----------    -----------     -----------
Total deferred                         3,194,943       (638,120)       (124,014)
                                     -----------    -----------     -----------
Total provision                      $ 3,898,023    $ 2,771,267     $ 1,934,655
                                     ===========    ===========     ===========

                            America's Car-Mart, Inc.

5. INCOME TAXES (CONTINUED)

The reconciliation of income tax computed at the U.S. federal statutory tax rate to the provision for income taxes is as follows:

                                                                FOR THE PERIOD ENDED MAY 31
                                              1998                          1997                           1996
                                     AMOUNT         PERCENT         AMOUNT       PERCENT          AMOUNT          PERCENT
                                   -----------    -----------    -----------    -----------     -----------     -----------
Tax at U.S. statutory rates        $ 3,475,154           34.0%   $ 2,210,760           34.0%    $ 1,927,006            34.0%
Nondeductible expenses                    --              0.0         38,067            0.6          80,622             1.4
Income not taxed in current year
                                          --              0.0           --              0.0        (452,235)           (8.0)
State tax (net of federal tax
   benefit)                             95,357            0.9        336,308            5.2         210,149             3.7
Other                                  327,512            3.2        186,132            2.9         169,113             3.0
                                   ===========    ===========    ===========    ===========     ===========     ===========
                                   $ 3,898,023           38.1%   $ 2,771,267           42.7%    $ 1,934,655            34.1%
                                   ===========    ===========    ===========    ===========     ===========     ===========

6. COMMITMENTS AND CONTINGENCIES

The Company is a defendant in a class action lawsuit in which the claimants are seeking damages from the Company for loaning money to the claimants at an allegedly usurious interest rate. The claimants assert that the Company loaned money at the highest legal interest rate to each of the claimants and the Company also charged each of the claimants a documentary fee. The claimants assert that this documentary fee constitutes interest, which when combined with the interest charged on the loans causes the interest rate to be usurious.

On or about October 2, 1996, the court granted in part and denied in part the claimants' motion for summary judgment seeking the determination from the court that the five dollar ($5.00) documentary fee causes the loans to be usurious. The Court held that the documentary fee constitutes interest; however, the court concluded that the issue of whether the five dollar ($5.00) documentary fee caused the contracts to be usurious should be tried. A date for trial has not been set.

At this time the Company's legal counsel is unable to estimate the amount or range of potential loss, if any, to which the Company may be subject. Accordingly, no provision has been made in the financial statements for any liability that may result from this matter.

                            America's Car-Mart, Inc.

7. LITIGATION

During fiscal 1997, the Company was a defendant in a class action lawsuit in which the claimants were seeking damages from the Company for alleged breach of contract and for unjust enrichment. In 1994 and prior years, the Company had sold debt waiver contracts and is continuing to sell maintenance service contracts. The claimants allege that the debt waiver contracts are insurance and that because the Company sold the contracts without obtaining a license to sell insurance, the contracts should be considered void.

On June 6, 1997, the court entered an order approving the settlement agreement entered into between the claimants and the Company. The order dismissed with prejudice all remaining claims asserted against the Company. The terms include obligations for the Company to pay the claimants' lawyers a total of $200,000 in legal fees and to pay certain class members according to a formula set out in the court order. The claims process is now complete and the Company has made cash payments to the claimants totaling $47,551 and issued coupons for the purchase of automobiles from the Company with a value of $68,256 subsequent to May 31, 1997. This settlement terminated all liability attributed to the Company in the matter. Accordingly, these amounts have been recorded in the financial statements at May 31, 1997 and for the year then ended.

8. YEAR 2000 ISSUE (UNAUDITED)

The Company utilizes two primary software packages (operating and accounting), and several secondary software packages (word processing, spreadsheet, database and communication) in the operation of its business. The present version of the operating software utilized by the Company is not Year 2000 compliant, but a more recent version is available that is Year 2000 compliant. The accounting software utilized by the Company is not Year 2000 compliant, however, the Company recently purchased new accounting software that is Year 2000 compliant and it plans to install such new software by May 1999. All of the Company's secondary software packages are Year 2000 compliant. The majority of the Company's data processing hardware is Year 2000 compliant, and the portion that is not will be updated or replaced by July 1999.

9. SUBSEQUENT EVENT (UNAUDITED)

On January 15, 1999, Crown Group, Inc. acquired 100% of the common stock of Fleeman Holding Company for a purchase price of $41.35 million. At closing, Fleeman Holding Company's only asset was the common stock of the Company. Effective March 1, 1999 Fleeman Holding Company was merged with and into the Company with the Company being the surviving entity. The Company is now a wholly owned subsidiary of Crown Group, Inc.

                                CROWN GROUP, INC.
                 INTRODUCTION TO PRO-FORMA FINANCIAL INFORMATION



                          PURCHASE OF 100% OF CAR-MART

On January 15, 1999 the Company acquired 100% of the outstanding common stock of Fleeman Holding Company, including its wholly-owned subsidiary America's Car-Mart, Inc., ("Car-Mart") for $41.35 million. The purchase price consisted of $33.85 million in cash and the issuance of promissory notes aggregating $7.5 million (the "Notes"). The Notes bear interest at 8.5% per annum payable quarterly, with the principal due in five years. Approximately $24 million of the cash portion of the purchase price was obtained pursuant to a $30 million revolving credit facility with a major banking institution. The remaining $9.85 million was funded from cash on hand. Car-Mart was founded in 1981 and presently operates thirty "buy-here-pay-here" used car dealerships located in niche markets throughout Arkansas, Oklahoma, Texas and Missouri. Car-Mart underwrites, finances and services retail installment contracts generated at its dealerships. The majority of Car-Mart's assets consist of over 15,000 retail installment contracts.


                         PRO-FORMA FINANCIAL STATEMENTS

The following Pro-Forma Consolidated Statement of Operations of Crown for the year ended April 30, 1998 gives effect to the above described transaction, as if such transaction had occurred at the beginning of the period (May 1, 1997). Car-Mart's historical accounting year ends on May 31. Car-Mart's operating results for the year ended April 30, 1998 have been derived by adding (i) its operating results for the month of May 1997, and subtracting (ii) its operating results for the month of May 1998, from (iii) its operating results for the year ended May 31, 1998.

The following Pro-Forma Consolidated Statement of Operations of Crown for the nine months ended January 31, 1999 gives effect to the above described transaction, as if such transaction had occurred at the beginning of the period (May 1, 1998).

The pro-forma information is based on the historical financial statements of Crown and Car-Mart giving effect to the transaction described above and the adjustments described in the accompanying Notes to Pro-Forma Consolidated Financial Statements and may not be indicative of the results that actually would have occurred had the transactions taken place on the dates indicated or the results which may be obtained in the future.

                                CROWN GROUP, INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 1998
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   HISTORICAL       HISTORICAL                       PRO-FORMA
                                                     CROWN           CAR-MART     ADJUSTMENTS       CONSOLIDATED
                                                   -----------     -----------    -----------        -----------

Revenues:
    Sales                                          $    14,939     $    60,343                       $    75,282
    Rental income                                          494                                               494
    Gain on sale of mortgage loans                       1,087                                             1,087
    Interest income                                      3,418           4,677    $       302(a)           8,397
    Interest, fees, and rentals from CMN                   681                                               681
    Other                                                  596                                               596
                                                   -----------     -----------    -----------        -----------
                                                        21,215          65,020            302             86,537
                                                   -----------     -----------    -----------        -----------

Costs and expenses:
    Cost of sales                                        9,275          33,187                            42,462
    Selling, general and administrative                  8,568          10,887                            19,455
    Provision for credit losses                          1,761          11,977                            13,738
    Interest expense                                     1,235              10          3,142(b)           4,387
    Depreciation and amortization                          785             108                               893
                                                   -----------     -----------    -----------        -----------
                                                        21,624          56,169          3,142             80,935
                                                   -----------     -----------    -----------        -----------

Other income:
    Equity in earnings of CMN                              927                                               927
    Gain on sale of securities                              38                                                38
                                                   -----------     -----------    -----------        -----------
                                                           965                                               965
                                                   -----------     -----------    -----------        -----------

      Income before taxes and minority interest            556           8,851         (2,840)             6,567

Provision (benefit) for income taxes                      (131)          3,707         (1,079)(c)          2,497
Minority interests                                         339                                               339
                                                   -----------     -----------    -----------        -----------

      Net income                                   $       348     $     5,144    $    (1,761)       $     3,731
                                                   ===========     ===========    ===========        ===========



Earnings per share:

    Basic                                          $       .04                                       $       .38
    Diluted                                        $       .04                                       $       .38


Average shares outstanding:

    Basic                                                9,829                                             9,829
    Diluted                                              9,906                                             9,906






See accompanying Notes to Pro-Forma Consolidated Financial Statements.

                                CROWN GROUP, INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1999
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                HISTORICAL         HISTORICAL                                 PRO-FORMA
                                                  CROWN             CAR-MART           ADJUSTMENTS          CONSOLIDATED
                                               -------------      -------------       --------------       ----------------
Revenues:
    Sales                                         $  49,598          $  45,770                                   $  95,368
    Rental income                                     1,909                                                          1,909
    Gain on sale of mortgage loans                    3,102                                                          3,102
    Interest income                                   8,442              3,658            $    366  (a)             12,466
    Interest, fees, and rentals from CMN                743                                                            743
    Other                                               315                                                            315
                                                   --------           --------            --------               ---------
                                                     64,109             49,428                 366                 113,903
                                                   --------           --------            --------               ---------

Costs and expenses:
    Cost of sales                                    31,203             23,134                                      54,337
    Selling, general and administrative              18,483              7,857                                      26,340
    Provision for credit losses                       6,280             11,240                                      17,520
    Interest expense                                  4,443                 29               2,342  (b)              6,814
    Depreciation and amortization                     1,577                107                                       1,684
                                                   --------           --------            --------               ---------
                                                     61,986             42,367               2,342                 106,695
                                                   --------           --------            --------               ---------

Other income:
    Equity in earnings of CMN                           754                                                            754
    Gain on sale of securities                       18,890                                                         18,890
                                                   --------           --------            --------               ---------
                                                     19,644                                                         19,644
                                                   --------           --------            --------               ---------

      Income before taxes and minority               21,767              7,061              (1,976)                 26,852
interest

Provision (benefit) for income taxes                  7,299              2,590                (751)  (c)             9,138
Minority interests                                      373                                                            373
                                                   --------           --------            --------               ---------

      Net income                                   $ 14,095           $  4,471            $ (1,225)              $  17,341
                                                   ========           ========            ========               =========

Earnings per share:

    Basic                                          $   1.40                                                       $   1.72
    Diluted                                        $   1.36                                                       $   1.68


Average shares outstanding:

    Basic                                            10,077                                                         10,077
    Diluted                                          10,335                                                         10,335




See accompanying Notes to Pro-Forma Consolidated Financial Statements.

                                CROWN GROUP, INC.
              NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)



a - To record amortization of discount on finance receivable portfolios and eliminate interest income on the cash on hand used to acquire Car-Mart:


                                                      Year               Nine Months
                                                      Ended                 Ended
                                                 April 30, 1998       January 31, 1999
                                                 --------------       -----------------
            Discount amortization                  $    710              $      672
            Eliminate interest income                  (408)                   (306)
                                                   --------              ----------

                                                   $    302              $      366
                                                   ========              ==========



b - To record interest expense associated with (i) monies borrowed to complete the Car-Mart acquisition, and (ii) amortization of debt issue costs incurred in the Car-Mart acquisition.

                              Year                Nine Months
                              Ended                  Ended
                         April 30, 1998        January 31, 1999
                         --------------        ----------------
                          $   3,142                $   2,342
                          =========                =========


c - To record a provision for income taxes related to the above described adjustments.

                              INDEX TO EXHIBITS



EXHIBIT
  NO.           DESCRIPTION
-------         -----------
 24.1           Consent of Independent Auditors